PR Contact Dolores Naney Lippert/Heilshorn & Associates dnaney@lhai.com (212) 838-3777	IR Contact Jody Burfening Lippert/Heilshorn & Associates jburfening@lhai.com (212) 838-3777

FOR IMMEDIATE RELEASE

GlobalOptions Group Announces First Quarter Results

NEW YORK, May 14, 2008 – GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk management services, today announced results for the first quarter ended March 31, 2008.

Revenue for the first quarter was $21.5 million compared to $21.4 million for the same period in 2007. The company’s operating loss for the quarter was $(4.4) million compared to an operating loss of $(2.8) million for the first quarter of last year. EBITDA (earnings before interest, taxes, depreciation and amortization) before stock based compensation expense for the first quarter of 2008 was $(2.3) million compared to $(0.9) million last year. Net loss for the first quarter of 2008 was $(4.4) million, or $(0.45) per share on 9.6 million weighted average shares, versus a net loss of $(2.5) million, or $(0.95) per share on 2.6 million weighted average shares, for the first quarter of 2007.

During the quarter, the company continued to streamline operations and centralize back-office activities. Specific actions included reducing administrative headcount, consolidating three offices and completing the integration of all business units into the company’s financial systems. As a result of these actions, the company removed approximately $4.0 million of operating costs on an annualized basis.

“During the first quarter we closed the door on the first phase of our growth strategy with the completion of our integration plan and the rationalization of our infrastructure. As expected, our first quarter 2008 revenues were hampered by delays in expanding work on the Louisiana contract,” said Dr. Harvey W. Schiller, Chairman and CEO of GlobalOptions Group. “With our sales and marketing engine operating on all cylinders, we are continuing to build our pipeline of opportunities to acquire new customers and expand relationships with existing customers, and are in advanced stages of negotiations for a number of master service agreements that we expect to yield repeatable multi-year revenue streams. We are already taking advantage of the cross-selling opportunities arising from the strategic business alliance recently signed with First Advantage, drawing initially upon First Advantage’s insurance clients.

“We believe that these growth initiatives, combined with a more streamlined cost structure, position us to turn EBITDA positive before stock-based compensation expense in the second quarter. For the year, we still expect to produce revenue in the range of $105 to $115 million, including the contribution from First Advantage Investigative Services, and to cross over into positive earnings per share in the fourth quarter.”

Financial Measures
In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the company presents EBITDA before stock based compensation expense, which is a non-GAAP measure. EBITDA before stock based compensation expense is determined by taking the net loss and adding back amortization of intangible assets, depreciation of property and equipment, stock based compensation expense and interest expense (income), net. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of the company’s reported GAAP results, provides useful information to investors because this metric provides a more focused measure of operating results. This metric is an integral part of the company’s internal reporting to measure operations of the company and the performance of senior management. A reconciliation to comparable GAAP measures is available in the accompanying schedule. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

Conference Call
GlobalOptions Group will host an earnings conference call at 10:00 a.m. Eastern on May 14, 2008 for the first quarter ended March 31, 2008. During the call, Dr. Harvey Schiller, Chairman and Chief Executive Officer, and Jeff Nyweide, Chief Financial Officer, will discuss the company’s quarterly performance and financial results. The telephone number for the conference call is 888-634-9408. A live webcast of the call will also be available on the company's website, www.GlobalOptions.com.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID# 44836847. The encore recording will be available two hours after the conference call has concluded.

About GlobalOptions Group, Inc.
GlobalOptions Group, with main offices in New York and Washington D.C., is a provider of high-end risk assessment and mitigation services to Fortune 1000 corporations, governmental organizations and high-profile individuals throughout the world. GlobalOptions Group’s services currently include risk management and security, investigations and litigation support, and crisis management. These engagements take GlobalOptions Group staff around the world and are typically highly-sensitive engagements where GlobalOptions Group is interacting with senior leaders in corporations and governments. Its overall mission is to identify, evaluate, assess, prevent and correct issues that may threaten people, organizations or strategic initiatives for corporations or governments. www.globaloptionsgroup.com

Statements in this press release regarding the company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including the successful integration of the acquired businesses, projected financial information, and the continued successful implementation of the company’s business strategy.

Certain of these risks and uncertainties will be described in greater detail in GlobalOptions Group’s filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(dollars in thousands, except share data)

	Three Months Ended	Year Ended
	March 31,	December 31,
	2008	2007

ASSETS

Current assets:

Cash and cash equivalents	$3,644	$4,426
Accounts receivable, net of allowance for doubtful accounts of $2,298 at March 31, 2008 and $2,459 at December 31, 2007, respectively	21,399	25,213
Inventories	2,431	2,326
Prepaid expenses and other current assets	625	792

Total current assets	28,099	32,757

Property and equipment, net	5,670	5,570
Intangible assets, net	6,593	7,270
Goodwill	19,768	19,768
Security deposits and other assets	559	578

Total assets	$60,689	$65,943

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$497	$800
Obligation to issue common stock	-	2,160
Accounts payable	4,590	5,723
Deferred revenues	518	543
Accrued compensation and related benefits	3,151	3,740
Other current liabilities	2,344	2,170

Total current liabilities	11,100	15,136

Long-term liabilities:
Notes payable, less current portion	250	396
Other long term obligations	520	454
Total long-term liabilities	770	850

Total liabilities	11,870	15,986

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 14,900,000 shares authorized; no shares issued or outstanding	-	-
Series D convertible preferred stock, voting, $0.001 par value, 100,000 shares authorized, 55,989.52 shares issued and outstanding, liquidation preference $0	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 9,987,253 shares issued and 9,983,390 shares outstanding at March 31, 2008, respectively, and 9,660,269 shares issued and outstanding at December 31, 2007	10	10
Additional paid-in capital	105,789	102,537
Accumulated deficit	(56,963)	(52,590)
Treasury stock; at cost, 3,863 and 0 shares at March 32, 2008 and December 31, 2007, respectively	(17)	-
Total stockholders' equity	48,819	49,957
Total liabilites and stockholders' equity	$60,689	$65,943

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(dollars in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2008	2007

Revenues	$21,499	$21,388

Cost of revenues	12,366	11,776
Gross profit	9,133	9,612

Operating expenses:

Selling and marketing	2,502	2,391

General and administrative	10,996	10,037

Total operating expenses	13,498	12,428

Loss from operations	(4,365)	(2,816)

Other income (expense):

Interest income	16	238

Interest (expense)	(24)	(26)

Other income	-	100

Other income (expense), net	(8)	312

Net loss	$(4,373)	$(2,504)

Basic and diluted net loss per share	$(0.45)	$(0.95)

Weighted average number of common shares outstanding - basic and diluted	9,641,684	2,633,102

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Information
(Unaudited)
(dollars in thousands)

	For the Three Months Ended March 31,
	2008	2007

EBITDA

Net loss (GAAP)	$(4,373)	$(2,504)
Add back the following items:
Depreciation and amortization of property and equipment	333	167
Amortization of intangible assets	681	706
Stock-based compensation expense	1,092	953
Interest (income) expense, net	8	(212)
EBITDA before stock-based compensation expense:	$(2,259)	$(890)